Exhibit 23.2


            CONSENT OF INDEPENDENT REGISTERED CHARTERED ACCOUNTANTS


We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-153701 on Form S-3 of our report dated April 30, 2008 relating to the consolidated financial statements of Bioscrypt Inc. ("Bioscrypt") and subsidiaries (which report expresses an unqualified opinion and includes a separate report titled Comments by Independent Registered Chartered Accountants on Canada-United States of America Reporting Differences referring to changes in accounting principles that have a material effect on the comparability of the financial statements, and to conditions and events that cast doubt on Bioscrypt's ability to continue as a going concern), appearing in the Current Report on Form 8-K/A of L-1 Identity Solutions, Inc. dated May 9, 2008.


/s/ Deloitte & Touche LLP
--------------------------------
Deloitte & Touche LLP

Independent Registered Chartered Accountants
Licensed Public Accountants
Toronto, Canada
June 30, 2009